                                                                   Exhibit 10.46

                                 AMENDMENT NO. 1
                                       TO
             SENIOR SUBORDINATED NOTE AND WARRANT PURCHASE AGREEMENT

                  This AMENDMENT NO. 1 (this "AMENDMENT NO. 1") is made as of this 19th day of August, 1999, by and among POLYVISION CORPORATION, a New York corporation (the "COMPANY"), POSTERLOID CORPORATION, a Delaware corporation ("POSTERLOID"), GREENSTEEL, INC., a Delaware corporation ("GREENSTEEL") (each of Posterloid and Greensteel, a "GUARANTOR" and collectively, the "GUARANTORS") and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company and Hancock Mezzanine Partners L.P. (collectively, the "PURCHASERS").

                  WHEREAS:

                  (A) The Purchasers are collectively the holders of $25,000,000 in aggregate principal amount of the Company's 12.5% Senior Subordinated Notes due December 30, 2006 (the "NOTES") issued by the Company under a Senior Subordinated Note and Warrant Purchase Agreement dated as of December 30, 1998 (the "NOTE Agreement"). Under the Note Agreement, the Guarantors have guaranteed the obligations of the Company under the Note Agreement and the Notes. Certain defined terms used in this Amendment No. 1 have the meanings given in Section
1.1 hereof. Capitalized terms not otherwise defined in this Amendment No. 1 have the meanings given therefor in the Note Agreement.

                  (B) The Company has requested and the Purchasers have agreed, upon and subject to the terms and conditions set forth herein, (i) to permit the Company to increase the amount of term Senior Debt under the Senior Credit Facility by an aggregate principal amount of $22,000,000, to be used solely to finance the acquisition by the Company of 100% of the issued and outstanding capital stock of A. Lawer Corporation, a California corporation ("A. LAWER") from the "Sellers" as identified in the Stock Purchase Agreement dated May 17, 1999, as amended on July 26, 1999, relating to such proposed transaction, (ii) to amend the definition of Senior Debt under the Note Agreement to reflect such additional term Senior Debt, and (iii) to permit the issuance by the Company of $6,000,000 of its Series D Convertible Preferred Stock ("SERIES D PREFERRED") to such sellers in connection with the acquisition of A. Lawer.

NOW, THEREFORE, the parties agree:

                                   ARTICLE I.
                          AMENDMENTS TO NOTE AGREEMENT.

                  The Note Agreement is hereby amended, effective upon the satisfaction of the conditions precedent set forth in Article IV hereof, as follows:

         1.1.     Section 10.1, "Terms Defined", is amended:

                  (a) To insert the following new definitions in alphabetical order:

                  "A. LAWER"' means A. Lawer Corporation, a California corporation that became a Wholly-Owned Subsidiary of the Company upon the consummation of the Nelson Adams Acquisition and was contemporaneously merged into Greensteel.

                  "AMENDMENT NO. 1" means Amendment No. 1 to this Agreement dated as of August 19, 1999, among the Company, the Guarantors and the Purchasers,

                  "AMENDMENT NO. 1 EFFECTIVE DATE" means the date set forth in Amendment No. 1 as the "Amendment No. 1 Effective Date".

                  "FISCAL YEAR" means a fiscal year of the Company and its Subsidiaries ending on December 31 in any calendar year.

                  "GREENSTEEL" means Greensteel, Inc., a Delaware corporation and Wholly-Owned Subsidiary of the Company.

                  "NELSON ADAMS ACQUISITION" means the acquisition by the Company of all of the issued and Outstanding capital stock of A. Lawer pursuant to the Nelson Adams Stock Purchase Agreement.

                  "NELSON ADAMS ACQUISITION DOCUMENTS" means the Nelson Adams Stock Purchase Agreement and each of the other agreements, instruments, and documents executed or delivered by any of the parties thereto or their respective Subsidiaries pursuant thereto or in connection herewith, and all schedules and exhibits related to such agreement.

                  "NELSON ADAMS MERGER DOCUMENTS" The plan and agreement of merger between Greensteel and A. Lawer dated August 19, 1999 and all agreements, instruments, and documents executed and delivered in connection therewith, and all exhibits, annexes and schedules annexed thereto, and all amendments and modifications to any of the foregoing.

                  "NELSON ADAMS STOCK PURCHASE AGREEMENT" means the Stock Purchase Agreement dated as of May 17, 1999, as amended on July 26, 1999, together with all schedules, exhibits and annexes thereto or delivered as a part thereof.

                  "NELSON ADAMS TRANSACTION" means the transactions contemplated by the Nelson Adams Acquisition Documents, the Nelson Adams Merger Documents, Amendment No. 1, and the Amendment and Supplement No. 2 to the Senior Credit Agreement dated August 19, 1999.

                  (b) To amend the following terms as follows:

                  (i) The definition of "SENIOR CREDIT AGREEMENT" is amended and restated as follows:

                           "SENIOR CREDIT AGREEMENT - means the Credit
                  Agreement, dated November 20, 1998, among the Company, the banks, financial institutions and other institutional lenders named therein, and Fleet National Bank, as Administrative Agent, as Initial Issuing Bank and as Swing Line Bank, as amended by an Amendment No. 1 dated as of December 30, 1998 and an Amendment and Supplement No. 2 dated as of August 19, 1999 and as thereafter amended in compliance with the provisions of Section 7.16."

                           (ii) The phrase "Sixty Million Dollars" and the amount "$60,000,000" are replaced, respectively, with the phrase "Eighty-Two Million Dollars" and the amount "$82,000,000" each time they appear in the definition of the "SENIOR DEBT".

                           (iii) Clause (b) of the definition of "RESTRICTED INVESTMENT" is amended and restated as follows:

                           "(b) Investments in one or more Subsidiaries or any
                  corporation that concurrently with such Investment becomes a Subsidiary provided at the time of such Investment (x) no Default or Event of Default shall then exist or could reasonably be expected to result therefrom and (y) on a pro forma basis, the Company would be in compliance with its financial covenants set forth in Sections 4.4 and 4.12"

                  (c) The definition of "DE-LEVERAGING TRANSACTION" is deleted.

         1.2. A new Section 5.8 is added to the Note Agreement to read in its entirety as follows:

                           "5.8 NELSON ADAMS FINANCIALS. The Company shall
                  provide the Holders on or before the date which is 75 days following the consummation of the Nelson Adams Acquisition, audited financial statements for A. Lawer's fiscal years ended 1996, 1997 and 1998 prepared by Arthur Andersen LLP, which shall be in form and substance (excluding in immaterial respects) satisfactory to the Required Holders."

         1.3. Section 4.4, "CAPITAL EXPENDITURES", is amended to replace the chart set forth therein with the following:

                               Period                                Amount
                               ------                                ------
                 Fiscal Year ended December 31, 1999              $3,000,000.00
                 Fiscal Year ended December 31, 2000              $3,000,000.00
                 Each Fiscal Year thereafter                      $3,500,000.00

         1.4. Section 4.5 "INCURRENCE OF DEBT AND ISSUANCE OF PREFERRED STOCK" is amended as follows:

                  (a) The reference to the amount "$45.0 million" in clause (i) of Section 4.5 is replaced with the amount "$67.0 million".

                  (b) Clause (ix) of Section 4.5 is deleted and clauses (x) and
(xi) of Section 4.5, and any cross references thereto, are renumbered as clauses
(ix) and (x).

                  (c) Clause (ix) (formerly clause (x)) of Section 4.5 is amended and restated as follows:

                           "(ix) Acquired Debt not exceeding $5,000,000 in the
                  aggregate in connection with the Nelson Adams Acquisition."

         1.5. Section 4.12 "FINANCIAL COVENANTS", is amended and restated in its entirety to read as follows:

                  a. CONSOLIDATED DEBT TO EBITDA RATIO. Maintain as of the end of each fiscal quarter of the Company and its Subsidiaries a Consolidated Debt to EBITDA Ratio of not more than the ratio set forth below:

                         -------------------------------------------------------
                         Date of Determination:                 Maximum Ratio
                         -------------------------------------------------------
                         September 30, 1999                     5.30 to 1.0
                         -------------------------------------------------------
                         December 31, 1999                      5.30 to 1 .0
                         -------------------------------------------------------
                         March 31, 2000                         5.05 to 1.0
                         -------------------------------------------------------
                         June 30, 2000                          5.05 to 1.0
                         -------------------------------------------------------
                         September 30, 2000                     4.55 to 1.0
                         -------------------------------------------------------
                         December 31, 2000                      4.55 to 1.0
                         -------------------------------------------------------
                         March 31, 2001                         4.55 to 1.0
                         -------------------------------------------------------
                         June 30, 2001                          4.55 to 1.0
                         -------------------------------------------------------
                         September 30, 2001                     4.25 to 1.0
                         -------------------------------------------------------
                         December 31, 2001                      4.25 to 1.0
                         -------------------------------------------------------
                         March 31, 2002                         4.25 to 1.0
                         -------------------------------------------------------
                         June 30, 2002                          4.25 to 1.0
                         -------------------------------------------------------
                         September 30, 2002                     3.75 to 1.0
                         -------------------------------------------------------
                         December 31, 2002                      3.75 to 1.0
                         -------------------------------------------------------
                         March 31, 2003                         3.75 to 1.0
                         -------------------------------------------------------
                         June 30, 2003                          3.75 to 1.0
                         -------------------------------------------------------
                         September 30, 2003 and thereafter      3.25 to 1.0
                         -------------------------------------------------------

                  PROVIDED, HOWEVER, that for purposes of calculating EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates

(representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition):

                         -------------------------------------------------------
                         Date                                   Amount
                         -------------------------------------------------------
                         September 30, 1999                     $2,500,000
                         -------------------------------------------------------
                         December 31, 1999                      $1,500,000
                         -------------------------------------------------------
                         March 31, 2000                         $   750,000
                         -------------------------------------------------------
                         June 30, 2000                          $   500,000
                         -------------------------------------------------------
                         September 30, 2000                     $   250,000
                         -------------------------------------------------------

                  b. INTEREST COVERAGE RATIO. Maintain as of each date set forth below, a ratio of (i) EBITDA for the most recently completed four fiscal quarters of the Company and its Subsidiaries to (ii) Consolidated Interest Expense (to the extent paid in cash during such period) for such period of not less than the ratio set forth below for such period:

                         -------------------------------------------------------
                         Date of Determination:                 Minimum Ratio
                         -------------------------------------------------------
                         September 30, 1999                     1.70 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         December 31,1999                       1.90 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         March 31, 2000                         1.90 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         June 30, 2000                          1.90 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         September 30, 2000                     2.20 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         December 31, 2000                      2.20 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         March 31, 2001                         2.20 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         June 30, 2001                          2.20 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         September 30, 2001                     2.20 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         December 31, 2001                      2.70 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         March 31, 2002                         2.70 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         June 30, 2002                          2.70 to 1.0
                         -------------------------------------------------------
                         -------------------------------------------------------
                         September 30, 2002 and thereafter      3.00 to 1.0
                         -------------------------------------------------------

                  Notwithstanding the foregoing: (1) if, as at any date (a "CALCULATION DATE"), fewer than four complete fiscal quarters have elapsed subsequent to the Amendment No. 1 Effective Date, Interest Expense shall be calculated only for the portion of such period commencing on the Amendment No. 1 Effective Date and ending on the calculation date and shall then be annualized by multiplying the amount of such Interest Expense by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the date immediately following the Amendment No. 1 Effective Date through and including the calculation date; and

                           (2) for purposes of calculating EBITDA for the most
                  recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition):

                         -------------------------------------------------------
                         Date                                   Amount
                         -------------------------------------------------------
                         September 30, 1999                     $2,500,000
                         -------------------------------------------------------
                         December 31, 1999                      $1,500,000
                         -------------------------------------------------------
                         March 31, 2000                         $   750,000
                         -------------------------------------------------------
                         June 30, 2000                          $   500,000
                         -------------------------------------------------------
                         September 30, 2000                     $   250,000
                         -------------------------------------------------------

                  c. FIXED CHARGE COVERAGE RATIO. Maintain as of the end of each fiscal quarter of the Company and its Subsidiaries a Fixed Charge Coverage Ratio for the most recently completed four fiscal quarters of the Company and its Subsidiaries of not less than the following ratios for the requisite periods set forth below:

                         -------------------------------------------------------------------------
                         Four Fiscal Quarters ending on:
                         -------------------------------------------------------------------------
                         Each September 30, December 31, March 31 and June 30       .05 to 1.0
                         after the Amendment No. 1 Effective Date and continuing
                         through (and including) September 30, 2003
                         -------------------------------------------------------------------------
                         Each December 31, March 31, June 30 and September 30       .00 to l.0
                         commencing on December 31, 2003 and thereafter
                         -------------------------------------------------------------------------

                  Notwithstanding the foregoing: (1) (i) if any portion of the period for which the Fixed Charge Coverage Ratio is being determined shall occur prior to the Amendment No. 1 Effective Date, and in any event through the period ending June 30, 2000 the aggregate amount of Interest Expense and taxes paid or payable by the Company and its Subsidiaries shall be calculated only for the portion of such period commencing on the Amendment No. 1 Effective Date and ending on the last day of such period (the "CALCULATION DATE") and shall then be annualized by multiplying the amount of such Interest Expense or taxes by a fraction, the numerator of which is 365 and the denominator of which is the number of days during the period commencing on the day immediately following the Amendment No. 1 Effective Date through and including the calculation date and (ii) if any portion of the period for which the Fixed Charge Coverage Ratio is being determined shall occur on or prior to September 30, 2000, the scheduled amortization of Debt for such period shall be deemed to be $2,453,717.60 or BEF43,601,707.11 (to be calculated in U.S. Dollars at the current exchange rate.); and

                           (2) for purposes of calculating EBITDA for the most
                  recently completed four fiscal quarters of the Company and its Subsidiaries ending on each of the following dates, there shall be added to such EBITDA the amounts set forth next to such dates (representing in each case estimated cost savings resulting from the AIG Acquisition and the Nelson Adams Acquisition:

                        --------------------------------------------------------
                        Date                                    Amount
                        --------------------------------------------------------
                        September 30, 1999                      $2,500,000
                        --------------------------------------------------------
                        December 31,1999                        $1,500,000
                        --------------------------------------------------------
                        March 31, 2000                          $   750,000
                        --------------------------------------------------------
                        June 30, 2000                           $   500,000
                        --------------------------------------------------------
                        September 30, 2000                      $   250,000
                        --------------------------------------------------------

         1.6.     A new Section 4.14 is added as follows:

                           "4.14 LOYALTY PAYMENTS AND INCENTIVE PLAN PAYMENTS.
                  The Company will not, and will not permit any Subsidiary, to
                  (a) make any "Loyalty Payments", as such term is defined in
                  Section 11 of the amendment to the Nelson Adams Stock Purchase Agreement dated July 26, 1999, Nelson Adams (the "Nelson Adams Amendment") or (b) make any payments pursuant to the existing Nelson Adams Incentive Plan including, without limitation, any payments described in Section 5 of the Nelson Adams Amendment unless (i) no Default or Event of Default would exist after making any such Loyalty Payments or Incentive Plan payments and (ii) the Company is then in compliance with the financial covenants set forth in Section 4.12 and the reporting requirements set forth in Section 5.1(a) and (b)."

         1.7.     A new Section 4.15 is added as follows:

                           "4.15 CHARTER AMENDMENTS. From and after the
                  consummation of the Nelson Adams Acquisition, the Company will not amend any provision of its charter relating to any class of its Preferred Stock without the prior consent of the Required Holders."

         1.8. Section 6.1, "EVENTS OF DEFAULT" is amended to insert immediately after the reference to "3.7" the following: "or 5.8".

         1.9. Section 12.6(d) is amended to add the words "and the Nelson Adams Transaction" at the end of clause (i) thereof.

                                   ARTICLE II.
                       CONSENT TO NELSON ADAMS ACQUISITION

         2.1. Solely for the purposes of Section 4.4 "CAPITAL EXPENDITURES", of the Note Agreement, the Purchasers hereby consent to the treatment of the Nelson Adams Acquisition as a "permitted acquisition" under such
         Section 4.4. Such consent shall not constitute a waiver of any Default or Event of Default under the Note Agreement arising as a result of, or in connection with, the Nelson Adams Acquisition or a waiver of any other term or condition of the Note Agreement (as amended hereby) required to be complied with in connection with the Nelson Adams Acquisition.

                                  ARTICLE III.
              REPRESENTATION AND WARRANTIES; ADDITIONAL COVENANTS.

                  The Company and the Guarantors jointly and severally represent, warrant to and covenant and agree with the Purchasers that (with any such representation or warranty applying to Greensteel being deemed to apply to Greensteel both before and after giving effect to the merger with A. Lawer):

         3.1. No Default or Event of Default exists under the Note Agreement as of the date hereof or will exist after giving effect to the Nelson Adams Transaction.

         3.2. Each of the representations and warranties set forth in Section 8 of the Note Agreement is true in all respects as if made on the date hereof and will be true as of the Amendment No. 1 Effective Date, except (a) for changes in the ordinary course of business not prohibited by the Note Agreement, none of which, either singly or in the aggregate, have had a Material Adverse Effect on the Company and its Subsidiaries taken as a whole; and (b) as set forth the amended Schedules to the Note Agreement attached hereto as Schedule 1 to this Amendment No. 1 (provided no such disclosure shall constitute a waiver of any breach of any such representation or warranty existing as of the Closing Date).

         3.3. Each Loan Party (a) to the extent it is a party thereto, has all requisite corporate power and authority to execute and deliver this Amendment No. 1, and each other agreement, instrument or document contemplated to be executed or delivered by any Loan Party pursuant to this Amendment No. 1 (collectively, together with this Amendment No. 1, the "AMENDMENT NO. 1 DOCUMENTS") and to consummate the transactions contemplated hereby and thereby and (b) has taken all action, corporate or otherwise, necessary to authorize the execution and delivery of the Amendment No. 1 Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby.

         3.4. Neither the execution and delivery of the Amendment No. 1 Documents by any Loan Party nor the consummation by it of the transactions contemplated hereby and thereby (a) conflict with, or result in any breach or violation of any provision of, the charter or by-laws of any Loan Party, (b) conflict with or result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of a Lien upon any of the properties or assets of any Loan Party or any of its Subsidiaries (other than Liens permitted by the Note Agreement) under any of the terms, conditions or provisions of any loan agreement, indenture, mortgage, deed of trust, lease or other material contract, instrument or agreement binding on or affecting any Loan Party, any of its Subsidiaries or any of their respective properties, or (c) violate any law (including, without limitation, the Securities Act, the

         Exchange Act, and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award applicable to such Loan Party or any of its Subsidiaries.

         3.5. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for (a) the due execution, delivery, recordation, filing or performance by any Loan Party of any Amendment No. 1 Document to which it is a party, or (b) the exercise by the Purchasers of their rights under the Transaction Documents.

         3.6. Each Amendment No. 1 Document has been duly executed and delivered by each Loan Party that is a party thereto and each of them, and the Note Agreement as amended hereby constitutes the legal, valid and binding obligation of each Loan Party thereto, enforceable against each such Loan Party in accordance with its terms,

         3.7. (a) Each party thereto has all necessary power and authority to execute, deliver and perform each of the Nelson Adams Acquisition Documents and each of the Nelson Adams Merger Documents.

                  (b) Each Nelson Adams Acquisition Document and Nelson Adams Merger Document has been duly executed and delivered by each party thereto, is in full force and effect and enforceable against the parties thereto in accordance with its terms. The representations and warranties of each party thereto contained in each Nelson Adams Acquisition Document and Nelson Adams Merger Document are true and correct in all material respects on the date hereof and will be true and correct in all material respects on the closing of the Nelson Adams Acquisition, as if made on such date, and each Purchaser shall be entitled to rely upon such representations and warranties with the same force and effect as if they were incorporated in this Amendment No. 1 directly.

                  (c) The execution, delivery and performance of each of the Nelson Adams Acquisition Documents and Nelson Adams Merger Documents by the parties thereto does not (i) violate any law, rule or regulation (including, without limitation, the Williams Act, Sections 13 and 14 of the Exchange Act, and the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and Regulations T, U, and X of the Board of Governors of the Federal Reserve System and the rules and regulations promulgated thereunder) or (ii) conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any governmental entity, or any certificate of incorporation or by-laws of or applicable to any such party or create (with or without the giving of notice or lapse of time, or both) a default under or breach of or conflict with any agreement, instrument, ordinance, resolution, decree, determination, award, bond, note, indenture, mortgage, deed of trust, lease, writ, order or judgment to which any Loan Party is a party or is bound, or any other agreement or instrument by which any of the properties or assets owned by any Loan

         Party or used in the conduct of its business is affected (other than any agreement or other instrument of any kind the assets, revenues or liabilities in respect of which do not exceed $100,000 individually or $250,000 in the aggregate and the breach thereof or conflict therewith does not have and could not reasonably be expected to have a Material Adverse Effect) or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of any Loan Party or any of its Subsidiaries or A. Lawer, except for the Liens permitted under the Note Agreement.

                  (d) True, complete and correct executed copies of the Nelson Adams Acquisition Documents have been delivered to the Purchasers. The Nelson Adams Acquisition shall be consummated pursuant to the term and conditions of the Nelson Adams Acquisition Documents in the form previously delivered to the Purchasers and in compliance with all applicable laws. Upon such consummation, ownership of all of the capital stock of A. Lawer shall be vested in the Company free and clear of all Liens, other than those permitted by the Note Agreement. No Loan Party or any of their Subsidiaries has waived compliance by any of the other parties to the Nelson Adams Acquisition Documents with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder which breach or failure to perform is of a material term or condition thereof or could reasonably be expected to have a Material Adverse Effect.

                  (e) The Nelson Adams Merger Documents heretofore delivered by the Company to the Purchasers are true, complete and correct executed copies thereof. The merger of A. Lawer with and into Greensteel shall be consummated solely pursuant to the terms of the Nelson Adams Merger Documents. None of the parties to the Nelson Adams Merger Documents have waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder.

                  (f) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for the due execution, delivery, recordation, filing or performance by any party thereto of any Nelson Adams Acquisition Document or Nelson Adams Merger Document other than the filing of the Certificate of Merger with the Secretaries of State of the States of Delaware and California.

                  (g) True, complete, and correct executed copies of the Amendment and Supplement No, 2 to the Senior Credit Agreement dated as of August 19, 1999 and all other documents, instruments or agreement executed in connection therewith (the "SENIOR CREDIT DOCUMENTS") have been delivered to the Purchasers. The transactions contemplated by the Senior Credit Documents shall be consummated solely pursuant to the terms and conditions of such Senior Credit Documents and the proceeds thereof shall be used solely to finance the Nelson Adams Acquisition. None of the parties to the Senior Credit Documents have waived compliance by any of the other parties thereto with any term, covenant or condition thereof, and no party thereto has breached any covenant set forth therein or failed to perform any of its obligations thereunder.

                  (h) The merger of A. Lawer with and into Greensteel shall be consummated simultaneously with the closing of the Nelson Adams Acquisition. Upon such consummation all of the assets and properties of
         A. Lawer shall be vested in Greensteel, subject to the liabilities of
         A. Lawer.

                  (i) No Loan Party nor any Loan Party's Subsidiaries nor A. Lawer is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. No Loan Party nor A. Lawer is subject to regulation under any federal, state or foreign statute or regulation which limits its ability to incur Debt.

         3.8. The Nelson Adams Acquisition, on a pro forma basis (calculated as if the Nelson Adams Acquisition had occurred at the beginning of the applicable four-quarter reference period) results in (i) the ratio of Consolidated Debt to EBITDA as at June 30, 1999 being lower and (ii) the Fixed Charge Coverage Ratio as at June 30, 1999 being higher, than if the Nelson Adams Acquisition is not consummated. Acquired Debt incurred in connection with the consummation of the Nelson Adams Acquisition shall not exceed $5,000,000.

         3.9. The consolidated pro forma balance sheet of the Company and its Subsidiaries as at June 30, 1999 and the related consolidated pro forma statement of income and cash flows of the Company and its Subsidiaries for the period then ended, certified by the chief executive officer or chief financial officer of the Company, copies of which have been finished to each Purchaser, fairly present the consolidated pro forma financial condition of the Company and its Subsidiaries as at such date and the consolidated pro forma results of operations of the Company and its Subsidiaries for the period ended on such date, in each case after giving effect to the Nelson Adams Acquisition, all in accordance with GAAP (to the extent that pro forma information can comply with GAAP).

         3.10. The projections to be delivered pursuant to Section 4.10 shall be prepared on the basis of the assumptions accompanying them and reflect as of the date thereof the Company's good faith projections, after reasonable analysis, of the matters set forth therein, based on such assumptions (it being understood that projected financial information is not to be viewed as facts and that the actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material).

         3.11. None of the information, exhibits or reports furnished by any Loan Party to any Purchaser in connection with this Amendment No. 1 contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                                   ARTICLE IV.
                                   CONDITIONS.

                  The effectiveness of this Amendment No. 1 shall be subject to the fulfillment of each of the conditions set forth in this Article IV. The date on which all such conditions shall have been fulfilled and this Amendment No. 1 shall have become effective, is the "Amendment No. 1 Effective Date":

         4.1. Each of the parties hereto shall have executed and delivered this Amendment No. 1.

         4.2. The representations and warranties contained herein and each other agreement, instrument, certificate or other writing delivered to the Purchasers pursuant hereto shall be correct on and as of the date hereof and the Amendment No. 1 Effective Date after giving effect to this Amendment No. 1 as though made on and as of such dates except to the extent modified hereby. No Default or Event of Default shall have occurred and be continuing on the Amendment No. 1 Effective Date.

         4.3. The Company shall have paid all reasonable legal (U.S. and foreign) and other out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated by or referred to in this Amendment No. 1, including, without limitation, out-of-pocket due diligence, transportation, computer, duplication, appraisal, audit and consultant fees.

         4.4. The Loan Parties shall have otherwise complied in all respects with the terms hereof and of any other agreement, document, instrument or other writing to be delivered by any Loan Party in connection herewith.

         4.5. The Purchasers shall have received the following, each in form and substance satisfactory to them:

                  (a) copies of the resolutions of the Board of Directors of each Loan Party, certified by a Senior Officer thereof, authorizing, to the extent a party thereto, the execution, delivery and performance by such Loan Party of this Amendment No. 1 and the other Amendment No. 1 Documents;

                  (b) long-form good standing certificates of recent date for each Loan Party and A. Lawer (prior to its merger into Greensteel) from the Secretary of State of its state of incorporation and the state in which its chief executive office is located;

                  (c) a certificate signed on behalf of each Loan Party by a Senior Officer and the Secretary or an Assistant Secretary of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to sign the Amendment No. 1 Documents, together with evidence of the incumbency of such authorized officers; and certifying that the other conditions set forth in this Article IV have been satisfied.

         4.6. The Nelson Adams Acquisition shall have been consummated pursuant to the terms and conditions of the Nelson Adams Acquisition Documents for an aggregate cash amount not exceeding $24 million (before fees and expenses) and not more than $6 million in Series D Preferred.

         4.7. The merger of A. Lawer with and into Greensteel shall have been consummated contemporaneously with the consummation of the Nelson Adams Acquisition pursuant to the terms and conditions of the Nelson Adams Merger Documents, and the Purchasers shall have received Certificates of Merger certified by the Secretaries of State of the States of California and Delaware evidencing such merger.

         4.8. The Nelson Adams Acquisition Documents, the Nelson Adams Merger Documents and the Senior Credit Documents shall be satisfactory in form and substance to the Purchasers in their sole discretion.

         4.9. The terms of the Company's Series D Preferred shall be satisfactory to the Purchasers in their sole discretion and shall prohibit payment of dividends on or redemption of such Series D Preferred (i) until 180 days after none of the Notes are outstanding; and (ii) until full and complete performance of all of the Company's or any other Loan Party's other obligations arising under the Notes and the Note Agreement.

         4.10. The Purchasers shall have received the following all of which shall be satisfactory in form and substance to the Purchasers, certified by the chief financial officer of the Company:

                  (a) pro forma consolidated balance sheet and income statement (for the preceding twelve months) of the Company and its Subsidiaries and A. Lawer as of June 30, 1999 as if giving effect to consummation of the Nelson Adams Transaction as of such date and reflecting that no indebtedness owed by A. Lawer prior to the Nelson Adams Acquisition remains outstanding except for capital leases and purchase money security interests aggregating less than $5,000,000;

                  (b) projections for the Company and its Subsidiaries commencing with the six-month period ending 12/31/99 through Fiscal Year ended 12/31/06;

                  (c) A computation in detail of consolidated pro forma trailing twelve-month EBITDA for the Company and its Subsidiaries and A. Lawer for the period ended June 30, 1999 which shall not be less than $17.5 million (exclusive of any add-backs for cost savings (unless actually realized during such period) associated with the Nelson Adams Acquisition, the AIG Acquisition, and any non-recurring expenses); and

                  (d) A computation of the Consolidated Debt to EBITDA Ratio, including in Consolidated Debt the Debt evidenced by the Notes, demonstrating that such ratio is not greater than 4.8:1 on the Amendment No. 1 Effective Date and a computation of the Consolidated Debt to EBITDA Ratio, excluding the Debt evidenced by the Notes, demonstrating that such ratio is not greater than 4.5:1 on the Amendment No. 1 Effective

         Date (and in each case such ratio shall be calculated in the same manner as is set forth in Section 4.12(a) of the Note Agreement).

         4.11. Alpine shall have contributed not less than Two Million ($2,000,000) Dollars in cash to the company to fund a portion of the Nelson Adams Acquisition on terms and conditions satisfactory to the Purchasers in their sole discretion.

         4.12. All governmental and third party consents and approvals necessary in connection with the Nelson Adams Transaction shall have been obtained, including, without limitation, the consent of holders of the Senior Debt (without the imposition of any conditions that are not acceptable to the Required Holders) and shall remain in effect; all applicable waiting periods shall have expired without any adverse action being taken by any competent authority; and no law or regulation shall be applicable in the judgment of the Required Holders that restrains, prevents or imposes materially adverse conditions upon any of the Nelson Adams Transaction or the Note Agreement.

         4.13. There shall exist no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental or regulatory agency or authority that purports to adversely affect any aspect of the Nelson Adams Transaction or the Note Agreement.

         4.14. The Purchasers shall have received all financial, business and other information regarding A. Lawer and its properties and assets as they shall have reasonably requested, and all of the foregoing shall be acceptable to the Purchasers in their sole discretion.

         4.15. The Company shall have delivered a certificate, in form and substance reasonably satisfactory to the Purchasers, attesting to the Solvency of the Company and its Subsidiaries, individually and on a consolidated basis immediately before and immediately after giving effect to the Nelson Adams Transaction, from the chief financial officer of the Company.

         4.16. Revolving credit advances then outstanding under the Senior Credit Facility less the amount of cash of the Company (on a Consolidated basis but excluding A. Lawer) on the Amendment No. 1 Effective Date shall not exceed $4,000,000.

         4.17. The Purchaser shall have received a favorable written opinion of Greenberg Traurig, counsel to the Company as to such matters as the Purchasers may reasonably require relating to the Nelson Adams Transactions (including the absence of any required governmental consents in connection therewith) and the Amendment No. 1 Documents in form and substance as the Purchasers may reasonably request.

         4.18. True, correct and complete copies of any amendments to the KBC Loan Agreements shall have been delivered to the Purchaser and shall be in form and substance satisfactory to the Purchasers in their sole discretion.

         4.19. All proceedings in connection with the Nelson Adams Transaction, and all documents incidental thereto shall be reasonably satisfactory to the Purchasers, and each Purchaser shall have received all such information and such counterpart originals or certified copies of documents as may have been reasonably requested.

                                   ARTICLE V.
                            CONFIRMATION OF GUARANTY.

         5.1. Each Guarantor hereby (i) acknowledges and consents to this Amendment No. 1 (whether or not its consent is required); (ii) confirms and agrees that its guaranty as set forth in Section 11 of the Note Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and all references in the Note Agreement shall mean the Note Agreement as amended by this Amendment No. 1; and (iii) confirm and agree that the obligations guaranteed by such Guarantor in such Section 11 include the obligations of the Company to the Holders under the Note Agreement and the Notes as amended by this Amendment No. 1.

                                   ARTICLE VI.
                   CONTINUED EFFECTIVENESS OF NOTE AGREEMENT.

         Except as specifically amended herein, the Note Agreement and the other Transaction Documents are, and shall remain, in full force and effect, and are hereby ratified and confirmed in all respects except that on and after the Amendment No. 1 Effective Date all references to the Note Agreement shall mean the Note Agreement as amended and supplemented by this Amendment No. 1.

                                  ARTICLE VII.
                                 MISCELLANEOUS.

         7.1. This Amendment No. 1 shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to any conflicts of law rules which would require the application of the laws of any other jurisdiction.

         7.2. No modification or waiver of or with respect to any provisions of this Amendment No. 1 or any other agreements, instruments and documents delivered pursuant hereto nor consent by the Purchasers to any departure by the Company or either Guarantor from any of the terms or conditions thereof, shall in any event be effective unless it shall be in writing and executed in accordance with the provisions of the Note Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Company or either Guarantor in any case shall, of itself, entitle them to any other or further notice or demand in similar or other circumstances. This Amendment No. 1, together with the Note Agreement, as so amended, and the other Transaction Documents embodies the entire agreement and understanding among the Loan Parties and the Purchasers, and supersedes all prior agreements and understandings, relating to the subject matter hereof.

         7.3. The provisions of this Amendment No. 1 are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment No. 1 in any jurisdiction.

         7.4. This Amendment No. 1 may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

         7.5. This Amendment No. 1 shall be binding upon and inure to the benefit of the Loan Parties and their respective successors and to the benefit of the Purchasers, any Holder and their respective successors and assigns. The rights and obligations of the Loan Parties under this Amendment No. 1 shall not be assigned or delegated without the prior written consent of the Required Holders, and any purported assignment or delegation without such consent shall be void.

                         SIGNATURES FOLLOW ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed on the date first above written.

LOAN PARTIES:                        POLYVISION CORPORATION


                                     By: /s/ JOSEPH A. MENNITI
                                        ----------------------------------
                                     Name: Joseph A. Menniti
                                     Title: Chief Executive Officer

                                     POSTERLOID CORPORATION


                                     By: /s/ JOSEPH A. MENNITI
                                        ----------------------------------
                                     Name: Joseph A. Menniti
                                     Title: President

                                     GREENSTEEL, INC.


                                     By: /s/ JOSEPH A. MENNITI
                                        ----------------------------------
                                     Name: Joseph A. Menniti
                                     Title: President

PURCHASERS:                         JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY


                                    By: /s/ ANTHONY C. URICK
                                       ---------------------------------
                                    Name: Anthony C. Urick
                                    Title: Second Vice President

                                    JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY


                                    By: /s/ ANTHONY C. URICK
                                       ---------------------------------
                                    Name: Anthony C. Urick
                                    Title: Vice President - Investments

                                    HANCOCK MEZZANINE PARTNERS L.P.

                                    BY:  HANCOCK MEZZANINE INVESTMENTS
                                    LLC, its General Partner

                                    BY:  John Hancock Mutual Life Insurance
                                    Company, as Investment Manager


                                    By: /s/ ANTHONY C. URICK
                                       ---------------------------------
                                    Name: Anthony C. Urick
                                    Title: Authorized Officer

Consented to:

FLEET NATIONAL BANK
as Administrative Agent under the Senior Credit Agreement referenced herein on behalf of the Lenders

By: /s/ ANTHONY C. URICK
    -------------------------------------
Name: Anthony C. Urick
Title: Assistant Vice President